UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

December 4, 2019

CAMBREX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-10638	22-2476135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Meadowlands Plaza

East Rutherford, New Jersey 07073

(Address of Principal Executive Offices Including Zip Code)

(201) 804-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	CBM	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

Termination of Credit Agreement

As previously reported, on January 2, 2019, Cambrex Corporation (the “Company”) entered into that certain Amended and Restated Credit Agreement with the subsidiary borrowers party thereto, the subsidiary guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto from time to time (the “Credit Agreement”).

In connection with the closing of the Merger described in Item 2.01 below, the Company terminated the Credit Agreement on December 4, 2019 and all indebtedness outstanding thereunder was paid off and all commitments under the Credit Agreement were terminated.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 4, 2019 (the “Closing Date”), pursuant to the terms of the Agreement and Plan of Merger, dated as of August 7, 2019 (the “Merger Agreement”), by and among the Company, Catalog Intermediate Inc. (“Parent”), and Catalog Merger Sub Inc. (“Merger Sub”), Parent completed its acquisition of the Company through the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Parent and Merger Sub were formed by affiliates of investment funds advised by Permira Advisers LLC (the “Sponsor”).

The Merger became effective at 8:00 a.m. (Eastern time) on the Closing Date, and at such time (the “Effective Time”), each outstanding share of Company common stock, par value $0.10 per share, of the Company (together, the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than Company Common Stock held in treasury by the Company or owned by Parent or any of its subsidiaries and Company Common Stock owned by stockholders who have properly exercised appraisal rights pursuant to Delaware law, collectively, the “Excluded Shares”) was cancelled, extinguished and converted into the right to receive an amount in cash equal to $60.00 without interest thereon (the “Per Share Merger Consideration”) and net of any applicable withholding of taxes.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 8, 2019, and is incorporated by reference into this Item 2.01.

The disclosure regarding the Merger and the Merger Agreement set forth under Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) on the Closing Date that the certificate of merger providing for the Merger had been filed with the Secretary of State of the State of Delaware and that, at the Effective Time, each outstanding share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) was cancelled, extinguished and converted into the right to receive the Per Share Merger Consideration. In addition, the Company requested that the NYSE delist the Company Common Stock on December 4, 2019, and as a result, trading of Company Common Stock, which trades under the ticker symbol “CBM” on the NYSE, was suspended prior to the opening of the NYSE on December 4, 2019. The Company also requested that the NYSE file a notification of removal from listing and registration on Form 25 with the SEC to effect the delisting of the Company Common Stock from the NYSE and the deregistration of the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company intends to file a Form 15 with the SEC requesting the termination of registration of the Company Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Items 2.01, 3.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

At the Effective Time, each holder of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time ceased to have any rights as stockholders of the Company (other than the right to receive the Per Share Merger Consideration or to exercise appraisal rights (if any)).

Item 5.01	Changes in Control of Registrant.

The information set forth under Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the Merger, a change in control of the Company occurred, and the Company is now a wholly owned subsidiary of Parent. Parent is affiliated with, and controlled by, investment funds advised by the Sponsor.

To complete the Merger and related transactions and pay related fees and expenses, Parent used funds in an amount equal to approximately $2.5 billion, which was funded through a combination of equity contributions by investment funds affiliated with Sponsor and certain other third party equity financing sources, the Company’s cash on hand and proceeds from debt financing.

The description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on August 8, 2019, and is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Directors

Effective upon completion of the Merger, Gregory B. Brown, Claes Glassell, Louis J. Grabowsky, Bernhard Hampl, Kathryn Rudie Harrigan, Ilan Kaufthal and Shlomo Yanai ceased serving as members of the board of directors (or members of any committees of the board of directors) of the Company. Steven M. Klosk will continue serving as a member of the Company’s board of directors. Effective upon completion of the Merger, Gregory P. Sargen was elected as a new member of the board of directors of the Company.

Officers

Effective upon completion of the Merger, the following persons continued to be officers of the Company: Steven M. Klosk, Shawn P. Cavanagh, James G. Farrell, Samantha M. Hanley, Gregory P. Sargen and Dorothy Donnelly-Brienza.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

In accordance with the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, was amended and restated in its entirety. A copy of the amended and restated certificate of incorporation is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

In accordance with the Merger Agreement, at the Effective Time, the amended and restated bylaws of the Merger Sub became the bylaws of the Company. A copy of the bylaws is attached as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On the Closing Date, the Company and the Sponsor issued a joint press release announcing the completion of the Merger. A copy of the press release is furnished as Exhibit 99.1 hereto. Such press release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of August 7, 2019 (the “Merger Agreement”), by and among the Company, Catalog Intermediate Inc., and Catalog Merger Sub Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on August 8, 2019)

3.1	Amended and Restated Certificate of Incorporation of Cambrex Corporation

3.2	Amended and Restated Bylaws of Cambrex Corporation

99.1	Joint Press Release of the Company and the Sponsor, dated December 4, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2019	CAMBREX CORPORATION

	By:	/s/ Samantha Hanley
	Name:	Samantha Hanley
	Title:	Vice President and General Counsel

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